SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW
INSTRUCTIONS

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Second Amendment”) is made and entered into as of the 11th day of March, 2008, by and among LIBERTY FALLS, LLC, an Ohio limited liability company (hereinafter referred to as “Seller”), GRUBB & ELLIS REALTY INVESTORS, LLC (formerly known as Triple Net Properties, LLC), a Virginia limited liability company (hereinafter referred to as “Buyer”) and DAVE CHRESTENSEN and TODD CRAWFORD (collectively, “Guarantors”).

RECITALS:

A. Seller, Buyer and Guarantors entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of October 30, 2006, which was amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of December 21, 2006 (the “Agreement”).

B. Seller, Buyer and Guarantors hereby desire to amend the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Seller, Buyer and Guarantors hereby agree as follows:

1.	The Purchase Price of the Property as defined in Section 2 of the Agreement is hereby amended to read “Eight Million One Hundred Fifty Thousand and No/100 Dollars ($8,150,000.00)”.

2.	The amount of proceeds of the Purchase Price to be retained by Escrow Holder as security for the Chrestensen/Crawford Lease as defined in Section 25 of the Agreement is hereby amended to read “Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00)”.

3.	A Section 9.1.8 shall be added and read “Seller shall obtain either (a) a Temporary Certificate of Occupancy, or (b) a Certificate of Occupancy for the building being constructed on the Property”.

4.	The Close of Escrow in Section 6.2 of the Agreement shall be the later of (a) March 14, 2008; or (b) three (3) business days after satisfaction of the conditions precedent set forth in Sections 9.1.4 and 9.1.8 of the Agreement, but no later than March 31, 2008.

5.	Except as expressly modified herein, the Agreement shall remain unmodified and in full force and effect.

6.	Capitalized terms not defined herein shall have the same meaning as in the Agreement.

7.	Buyer, Seller and Guarantors agree that this Second Amendment may be transmitted between them by facsimile machine or email. Buyer, Seller and Guarantors intend that faxed or emailed signatures shall constitute original signatures and that a faxed or emailed version of this Second Amendment containing the signature (original, faxed or emailed) of Buyer, Seller and Guarantors shall be counterparts, each of which will constitute an original and all of which shall comprise the entire Second Amendment.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Buyer and Seller have caused this Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions to be executed as of the day and year first above written.

SELLER:	LIBERTY FALLS, LLC
an Ohio limited liability company By: /s/ David K. Chrestensen Name: David K. Chrestensen Title: Managing Member Date: 3/11/08
BUYER:	GRUBB & ELLIS REALTY INVESTORS, LLC a Virginia limited liability company By: /s/ Jeff Hanson Name: Jeff Hanson Title: Chief Investment Officer Date: 3/7/08
GUARANTORS:	/s/ David K. Chrestensen DAVE CHRESTENSEN Date: 3/11/08
/s/ Todd Crawford TODD CRAWFORD Date: 3/11/08